                                                                    Exhibit 11.1

                      NEOPROBE CORPORATION AND SUBSIDIARIES
                        COMPUTATION OF NET LOSS PER SHARE

                                               Three Months Ended                      Six Months Ended
                                                    June 30,                               June 30,
                                            1995                1996               1995                1996
                                            ----                ----               ----                ----

Net Loss                                ($ 2,483,052)       ($ 4,398,618)       ($ 5,024,350)       ($ 7,948,817)
                                        ------------        ------------        ------------        ------------
Weighted average number of
 shares outstanding:

Weighted average common shares
  outstanding beginning of period         13,857,768          17,426,614          10,854,515          17,334,800

Weighted average common shares
  issued during period                       165,318           2,314,091           2,085,370           1,245,859
                                        ------------        ------------        ------------        ------------
Weighted average number of shares
  outstanding used in computing
  primary net loss per share              14,023,086          19,740,705          12,939,885          18,580,659
                                        ------------        ------------        ------------        ------------

Weighted average number of shares
  used in computing fully diluted
  net loss per share                      14,023,086          19,740,705          12,939,885          18,580,659
                                        ------------        ------------        ------------        ------------

Net Loss Per Share:
  Primary                               ($      0.18)       ($      0.22)       ($      0.39)       ($      0.43)
                                        ------------        ------------        ------------        ------------
  Fully diluted                         ($      0.18)       ($      0.22)       ($      0.39)       ($      0.43)
                                        ------------        ------------        ------------        ------------